EXHIBIT 10.3
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                                                         August 8, 1997

Sherry Lane Associates
JMB Realty Corporation
900 North Michigan Avenue
Chicago, Ill 60611

Attention:  Mr. Brian Ellison

     Re:   Sherry Lane Office Building
           Dallas, Texas

Ladies and Gentlemen:

     Reference is made to that certain Purchase Agreement dated effective as of July 7, 1997 between Sherry Lane Associates ("Seller") and Cottonwood Realty Services, L.L.C. ("Buyer"), as amended by that certain First Amendment dated effective as of August 6, 1997, between Seller and Buyer (collectively, the "Purchase Agreement"), respecting the purchase and sale of the above premises. Except as otherwise specifically set forth in this letter agreement, each term which is used in a defined manner herein (and the initial letter of which is capitalized) shall have the meaning set forth for such term in the Purchase Agreement.

     Buyer has completed its due diligence reviews but has requested an extension of the Due Diligence Period for the sole purpose of obtaining financing commitments for its acquisition of the Property, and Seller is agreeable to an extension for such purpose, on the terms hereinafter set forth.

     In that connection, in consideration of the premises, the mutual undertakings of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

           1. APPROVAL OF DUE DILIGENCE REVIEWS. Buyer has completed, and approved the results of, its due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases, service contracts, survey and title matters, and all physical, environmental and compliance matters and conditions respecting the Property.

           2. FINANCING MATTERS. Notwithstanding the foregoing, Buyer has not yet obtained a financing commitment satisfactory to Buyer. In that connection, the Due Diligence Period is hereby extended until 5:00 p.m. (Central Time) on Tuesday, August 12, 1997 SOLELY for the purpose of giving Buyer additional time to obtain such financing commitment. Buyer shall diligently and in good faith continue to pursue such financing commitment during such extension period.

           Except as expressly modified in this letter agreement the Purchase Agreement is unmodified and remains in full force and effect.














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           This letter agreement may be executed in any number of
identical counterparts. If so executed, then each of such counterparts is deemed to be an original and all such counterparts shall, collectively, constitute one agreement. The parties hereto agree that facsimile copies of signatures shall be acceptable and shall be deemed original signatures (provided, however, each party will send the other an executed counterpart original if requested).

           Please indicate your consent to the foregoing by signing where noted below.


                      COTTONWOOD REALTY SERVICES, L.L.C.,
                      a Texas limited liability company,


                      By:
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                      Name:
                            ------------------------------
                      Title:
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AGREED TO AS OF THIS
8th DAY OF AUGUST, 1997

SHERRY LAND ASSOCIATES,
a Texas general partnership

By:  CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIII,
     an Illinois limited partnership,
     its general partner

     By:   JMB REALTY CORPORATION,
           a Delaware corporation,
           its general partner


           By:
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           Name:
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           Title:
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